Exhibit (q)(3)
GOLDMAN SACHS TRUST
(a Delaware Statutory Trust)
Power of Attorney
Know All Men By These Presents, that the undersigned, Diana Daniels, hereby constitutes and appoints Peter Bonanno, James A. Fitzpatrick, James A. McNamara, John M. Perlowski and Kaysie Uniacke, jointly and severally, her attorneys-in-fact, each with power of substitution, for her in any and all capacities to sign the Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940 of Goldman Sachs Trust and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.
Dated: August 8, 2007

/s/ Diana Daniels

Diana Daniels

Exhibit (q)(3)
GOLDMAN SACHS TRUST
(a Delaware Statutory Trust)
Power of Attorney
Know All Men By These Presents, that the undersigned, Jessica Palmer, hereby constitutes and appoints Peter Bonanno, James A. Fitzpatrick, James A. McNamara, John M. Perlowski and Kaysie Uniacke, jointly and severally, her attorneys-in-fact, each with power of substitution, for her in any and all capacities to sign the Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940 of Goldman Sachs Trust and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.
Dated: August 8, 2007

/s/ Jessica Palmer

Jessica Palmer